UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Despegar.com, Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Juana Manso 999 Ciudad Autónoma de Buenos Aires, Argentina C1107CBR	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

ordinary shares, no par value	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-219973 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Despegar.com, Corp. (the “Registrant”) hereby incorporates by reference the description of its ordinary shares, no par value, to be registered hereunder and relevant tax matters contained under the captions “Description of Our Share Capital” and “Taxation,” respectively, in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-219973), as originally filed on August 15, 2017, as subsequently amended (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DESPEGAR.COM, CORP.

By:	/s/ Juan Pablo Alvarado

Name:	Juan Pablo Alvarado
Title:	General Counsel and Corporate Secretary

Date: September 15, 2017